Exhibit 99(d)








                      REPORT OF INDEPENDENT AUDITORS


Board of Directors
Vision Cable Communications, Inc.

We have audited the accompanying balance sheets of Vision Cable Division of Vision Cable Communications, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related statements of operations and divisional equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vision Cable Division of Vision Cable Communications, Inc. and subsidiaries at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 7 to the financial statements, effective January 1, 1993, the division adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."


                                          ERNST & YOUNG LLP


New York, New York
July 28, 1995